Exhibit 99.1
NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2025 AND 2024,
AND FOR THE YEAR ENDED DECEMBER 31, 2025,
AND ERISA-REQUIRED SUPPLEMENTAL SCHEDULE
AS OF DECEMBER 31, 2025

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
TABLE OF CONTENTS
AS OF DECEMBER 31, 2025 AND 2024, AND
FOR THE YEAR ENDED DECEMBER 31, 2025

Note: All other schedules required by

Section 2520.103-10

of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Plan Participants and Plan Administrator of
National Grid USA Companies’ Incentive Thrift Plan:
Opinion on the Financial Statements
We have audited
the accompanying statements of net assets available for benefits of National Grid USA Companies’ Incentive Thrift PlanNational Grid USA Companies’ Incentive Thrift Plan National Grid USA Companies’ Incentive Thrift Plan (the “Plan”) as of December 31, 2025 and 2024, the related statement of changes in net assets available for benefits for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2025 and 2024, and the changes in net assets available for benefits for the year ended December 31, 2025, in conformity with
accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Report on Supplemental Schedule
The supplemental schedule of assets (held at end of year) as of December 31, 2025 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in compliance with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, such schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.
/s/DELOITTE & TOUCHE LLP
New York, New York
June 16, 2026
We have served as the auditor of the Plan since 2023.

(1)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2025 AND 2024

	2025	2024
ASSETS
INVESTMENTS (at Fair Value)	$7,287,940,409	$6,344,320,697
RECEIVABLES
Notes Receivable from Participants	92,890,023	88,987,260
Company Contributions	4,756,441	2,145,002
Dividends	3,637,319	3,782,158

Total Receivables	101,283,783	94,914,420

Total Assets	7,389,224,192	6,439,235,117

NET ASSETS AVAILABLE FOR BENEFITS	$7,389,224,192	$6,439,235,117

See accompanying Notes to Financial Statements.
(2)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2025

ADDITIONS:
INVESTMENT INCOME
Net Appreciation in Fair Value of Investments	$1,037,588,087
Interest and Dividends	24,343,986
Other Additions	91,259

Total Investment Income	1,062,023,332
INTEREST INCOME ON NOTES RECEIVABLE FROM PARTICIPANTS	6,326,524
CONTRIBUTIONS
Employee Contributions	277,787,236
Company Contributions	145,456,161
Employee Rollover	26,036,712

Total Contributions	449,280,109

Total Additions	1,517,629,965
DEDUCTIONS:
BENEFITS PAID TO PARTICIPANTS	566,518,612
ADMINISTRATIVE EXPENSES	1,122,278

Total Deductions	567,640,890

NET INCREASE	949,989,075
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of Year	6,439,235,117

End of Year	$7,389,224,192

See accompanying Notes to Financial Statements.
(3)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN
The following description of National Grid USA Companies’ Incentive Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.
Plan Description
The Plan was established effective September 1, 1984, pursuant to the authorization of the Board of Directors of certain subsidiaries of the New England Electric System (“NEES”), to provide a long-range program of systematic savings for eligible employees (the “Participants”). The Plan was renamed National Grid USA Companies’ Incentive Thrift Plan II upon the merger between National Grid plc and NEES on March 22, 2000, at which time NEES was renamed National Grid USA. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Effective December 31, 2021, the National Grid USA Companies’ Incentive Thrift Plan I was merged into this Plan. The Plan document was restated effective December 31, 2021, at which time the Plan was renamed National Grid USA Companies’ Incentive Thrift Plan.
On May 23, 2024, National Grid PLC announced that it was raising additional equity through a rights issue (a stock offering to existing shareholders) that indirectly impacted holders of National Grid ADRs. Holders of National Grid ADRs received a cash value for each right that they held. Because the Plan holds shares for participant accounts, the Plan was entitled to a cash payment for the ADRs, which was paid into the Plan’s trust. Once received into the trust, cash proceeds were invested in the National Grid ADR fund for holders of record.
Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are covered by a collective bargaining agreement, are eligible to participate in the Plan, have various Employers’ Matching Contribution (“Matching Contribution”) formulas, and are eligible for Matching Contributions as determined under the terms of the respective collective bargaining agreement for each participating union group.
Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are not covered by a collective bargaining agreement are immediately eligible to participate in the Plan upon employment, but will not receive Employer Matching Contributions (“Matching Contributions”) from the Employers until the first of the month following three months of service.
Effective January 1, 2025, the Plan was amended to make temporary employees, interns, summer employees, and co-op
students eligible for
pre-tax,
after-tax,
or Roth contributions immediately upon hire. These employees are not eligible for automatic enrollment and are not eligible to receive Matching Contributions or Core Contributions.
Effective January 1, 2024, the Plan was amended to make temporary employees, interns, summer employees, and co-op
students eligible for
pre-tax,
after-tax,
or Roth contributions the first of the month following the completion of three months of service. These employees are not eligible to receive Matching Contributions or Core Contributions.

(4)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Plan Description (continued)

The plan administrator is the Retirement Plans Committee of National Grid USA Service Company, Inc. (the “Administrator”). The Board of Directors of National Grid plc has the governing authority to amend the Plan, but has delegated certain amending authority to the Board of Directors of National Grid USA Service Company, Inc. (“Service Company”).
Vanguard serves as record keeper of the Plan. The Vanguard Fiduciary Trust Company is trustee and custodian for all assets and Participant accounts except for the self-directed brokerage accounts. Charles Schwab & Co., Inc. is the custodian for the self-directed brokerage accounts.
Contributions
Base Pay is defined as the Participant’s regular pay, prior to any salary reductions for Elective Contributions to the Plan, and any other salary reductions under the Health Care Spending Account, Health Savings Account, Dependent Care Reimbursement Account or for Company health care coverage.
Base Pay excludes all other forms of compensation, including supplemental disability income, amounts deferred under other plans, reimbursements of expenses, incentive pay, commissions, options, payments made in lieu of vacation days or under short- or long-term disability provisions, awards, overtime, premiums, and any other additional forms of earnings (including Company contributions to or under any other employee benefit plan, such as health insurance, pension, or severance pay).
All Pay is Base Pay, as defined above, plus overtime, commissions, premium pay, and any incentive pay.
Eligible Participants are permitted to elect to have a percentage, limited by Plan provisions, of their compensation contributed as pretax 401(k), after-tax,
or Roth contributions to the Plan. The Plan includes an auto-enrollment provision whereby all newly eligible employees are automatically enrolled in the Plan 45 days after their hire date unless they affirmatively elect not to participate in the Plan. Automatically enrolled non-collectively
bargained Participants and collectively bargained Participants have their deferral rate set at 8% and 6% of All Pay, respectively, and their contributions invested in the designated default fund until changed by the Participant. Participants can choose whether their Elective Contributions to the Plan will be calculated on their Base Pay or All Pay. Participants who have attained age 50 before the end of the Plan year are eligible to make catch-up
contributions.
Participants may elect an automatic increase of 1 to 3 percent of their pre-tax
or Roth Contributions each year. A Participant can elect to make the automatic increase effective at any time during the year. It is not available for after-tax
Contributions.

(5)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions (Continued)

The Company may, at its discretion, elect to make a matching contribution to the Plan. For the year ended December 31, 2025, the Company matching contribution was 50% of the first 8% of eligible compensation that a non-collectively
bargained Participant contributed to the Plan. Company matching contributions for non-collectively
bargained employees are based on All Pay. For
non-collectively
bargained employees active on the last day of the plan year, the Company performs an annual
“true-up”
calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.
For the year ended December 31, 2025, the Company matching contribution for collectively bargained Participants was the formula set forth in the respective collective bargaining agreement of each union group. Based on the terms of each collective bargaining agreement, the Company may perform an annual
“true-up”
calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.
Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans (rollover). Participants direct the investment of contributions into various investment options offered by the Plan. Contributions are subject to certain Internal Revenue Service (IRS) limitations.
Active or former employees who are Participants and who receive a lump sum distribution from a Company qualified pension plan (National Grid USA Companies’ Final Average Pay Pension Plan, Niagara Mohawk Pension Plan, KeySpan Retirement Plan and Retirement Income Plan of KeySpan Corporation) may roll the lump sum proceeds into the Plan to the extent the proceeds qualify for rollover under the Internal Revenue Code (“IRC”). The total amount rolled over from these Plans in 2025 was $2,837,896.

(6)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions (Continued)

Beginning January 1, 2011, eligible Participants in certain union groups, pursuant to their collective bargaining agreements, have begun receiving Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of All Pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
0 < 34	3%
35 - 44	4%
45 - 54	5%
55 - 64	6%
65 - 74	7%
75 - 84	8%
85 +	9%

*	Once a person reaches 30 years of service, the pay credit is reduced to 4.5 percent for certain eligible Participants in TWU Local 101 and IBEW Local 3.
Union Local 97C negotiated the introduction of Core Contributions in 2017. Effective May 1, 2017, their Core Contributions are based on Base Pay only, and are based on years of service as follows:

Years of Service	Core Contribution (% of Pay)

0 - 4	4%
5 - 9	5%
10 - 14	6%
15 - 19	7%
20 +	8%

(7)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions (Continued)

Non-collectively
bargained Participants hired or rehired on January 1, 2011 or later are eligible for Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
< 45	4%
45 - 54	5%
55 - 64	6%
65 - 74	7%
75 +	8%
Core Contributions are based on All Pay. Participants will have an account established for them at Vanguard and Core Contributions will begin with their first paycheck after the 1st of the month following 3 months of service. These contributions will continue even if Participants do not contribute to the Plan.
Unless elected otherwise, Core Contributions will be automatically invested in the Qualified Default Investment Alternative which is the Vanguard Target Retirement Trust Select closest to the year in which the Participant will attain age 65. Once enrolled, Participants can change the investment allocation at any time.
Participant Accounts
Each Participant’s account is credited with the Participant’s Contribution and allocations of (a) the Employer’s Matching Contributions (b) Company Core contributions (if applicable), and (c) allocations of plan earnings, net of fees. Allocations are based on Participant earnings, account balances or specific Participant transactions, as defined. The benefit to which a Participant is entitled is the benefit that can be provided from the Participant’s vested account.

(8)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Vesting
Participants are immediately vested in their contributions plus actual earnings thereon. For collectively bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is based on the terms of the collective bargaining agreement for each union group. For non-collectively
bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is 100% after completion of three years of service. Notwithstanding the above, a Participant is fully vested upon reaching normal retirement age, death, or permanent disability.
Notes Receivable from Participants
Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. The notes are secured by the balance in the Participant’s account and bear interest at a rate set at the time Participants apply for a loan based on the rate established by the Administrator. Interest rates at December 31, 2025 ranged from 3.25 percent to 10.50 percent. Loans must be repaid over a period of one
to
five years
(up to 15 years for the purchase of a primary residence) by means of payroll deductions. Participants who leave the Company or are on an unpaid leave of absence can continue to repay their outstanding loan balance through the remaining amortization period directly to Vanguard.
A default of the loan will occur if the loan balance is not paid off by the end of the quarter following the quarter in which the missed payment was due or the loan is not paid in full by the contractual maturity date. In the event of default, the outstanding balance of the loan and any unpaid accrued interest is deemed to have been distributed to the Participant. Interest continues to be tracked following a default solely for determining the amount available for a subsequent loan. Deemed distributions are included in the Loan Fund’s investment balance until the employee has been terminated. Upon termination, the defaulted loan balance is deducted from the Plan. There were cumulative deemed distributions of $553,900 and $3,752,882 as of December 31, 2025 and 2024, respectively.
Benefit Payments
Upon termination of service due to death, disability, or retirement, a Participant may elect to receive the value of the vested interest in their account in the form of a lump sum distribution or installments. The Plan allows for in-service
distributions if a Participant reaches age 59
1
⁄
2
and hardship distributions subject to Plan provisions. If a Participant terminates employment and the Participant’s account balance does not exceed $1,000, the Plan administrator will authorize the benefit payment without the Participant’s consent.
Forfeited Accounts
Forfeited nonvested accounts can be used to offset Company matching contributions, Company Core contributions, and administrative expenses. Forfeited nonvested accounts as of December 31, 2025 and 2024, totaled $1,407,176 and $3,486,314, respectively. There were $1,966,383 of forfeitures used to reduce Company contributions for the year ended December 31, 2025.

(9)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The financial statements of the Plan are prepared on the accrual basis of accounting.
Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.
Investment Valuation and Income Recognition
The Plan’s investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market Participants at the measurement date. See Note 3 for discussion of fair value measurements.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend
date. Net appreciation includes the Plan’s gains and losses on investments bought and sold as well as held during the year.
Notes Receivable from Participants
Notes receivable from Participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Interest income is recorded on the accrual basis. Related fees are recorded as administrative expenses and are expensed when they are incurred. No allowance for credit losses has been recorded as of December 31, 2025 or 2024. Delinquent notes receivable are recorded as distributions on the basis of the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid.
Administrative Expenses
Management fees and operating expenses are charged to plan Participants and are reflected as a reduction of investment return in each of the investment options of the Plan. Such management fees and operating expenses are deducted from income earned on a daily basis. Fees related to the administration of notes receivable from Participants are charged directly to the Participant’s account and are included in administrative expenses.

(10)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events
The Plan has evaluated subsequent events through the date the financial statements were issued.
Effective January 1, 2026, the Plan was amended to make employees covered by the collective bargaining agreement for IBEW Local 1049 eligible for Matching Contributions after one year of service with the Company. Matching Contributions are 50% of the first 8% a participant contributes.
Effective April 1, 2026, the Plan was amended to provide for the application of forfeitures in the following order: to restore any forfeitures for an employee who received a distribution of the entire vested interest in their account; to reduce Matching Contributions or Core Contributions for the plan year or next ensuing plan year; to fund qualified non-elective
contributions on behalf of participants.

NOTE 3	FAIR VALUE OF INVESTMENTS
The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described as follows:
Level
 1
– Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.
Level
 2
– Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in inactive markets;

•	inputs other than quoted prices that are observable for the asset or liability; or

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level
 3
– Inputs to the valuation methodology are unobservable and significant to the fair market value measurement.

(11)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 3	FAIR VALUE OF INVESTMENTS (CONTINUED)

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.
Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the valuation methodologies used at December 31, 2025 and 2024.
Collective Fund
– Valued at the net asset value (NAV) of units of the bank collective trust. NAV is based on the fair value of the underlying investments held by the fund less its liabilities. Participant transactions (purchases and sales) may occur daily. If the Plan initiates a full redemption of the collective trust, the issuer reserves the right to temporarily delay withdrawal from the trust in order to ensure that securities liquidations will be carried out in an orderly business manner.
Common Stock –
Investments in the National Grid American Depositary Receipts (which trades on the New York Stock Exchange (“NYSE”) under the symbol “NGG”) are valued according to the closing price on the NYSE.
Self-Directed Brokerage Fund –
consist primarily of mutual funds that are valued at the daily closing prices as reported by the funds. Additionally, there is a Federal Deposit Insurance Corporation (FDIC) insured interest bearing deposit account.

(12)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 3	FAIR VALUE OF INVESTMENTS (CONTINUED)

The following tables set forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31:

	2025
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$6,974,366,789	$—	$6,974,366,789
Common Stock	262,752,980	—	—	262,752,980
Self-Directed Brokerage Fund	50,820,640	—	—	50,820,640

Total Investments at Fair Value	$313,573,620	$6,974,366,789	$—	$7,287,940,409

	2024
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$6,084,947,800	$—	$6,084,947,800
Common Stock	220,551,271	—	—	220,551,271
Self-Directed Brokerage Fund	38,821,626	—	—	38,821,626

Total Investments at Fair Value	$259,372,897	$6,084,947,800	$—	$6,344,320,697

NOTE 4	RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Market risks include global events which could impact the value of investment securities, such as a pandemic or international conflict. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of the investment securities will occur in the near term and that such changes could materially affect Participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits.

NOTE 5	PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the Participants would become 100% vested in their Company contributions.

(13)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 6	PLAN TAX STATUS
The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated October 18, 2017, that the Plan and related trust were designed in accordance with the applicable regulations of the IRC. The Plan has been amended since receiving the determination letter. The Plan administrator believes that the Plan is designed and being operated in compliance with the applicable requirements of the IRC and, therefore, believes that the Plan is qualified, and the related trust is tax-exempt.
Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

NOTE 7	PARTY-IN-INTEREST AND RELATED PARTY TRANSACTIONS
Section 3(14) of ERISA defines a
party-in-interest
to include among others, fiduciaries or employees of the Plan, any person who provides services to the Plan or an employer whose employees are covered by the Plan. Accordingly, loans to Participants and investments in American Depository Receipts of National Grid plc are considered party in interest transactions. Total shares in American Depository Receipts of National Grid plc were 3,396,936 and 3,711,735 at December 31, 2025 and 2024, respectively. Total dollar value of these shares was $262,752,980 and $220,551,271 at December 31, 2025 and 2024, respectively. Moreover, the Plan’s investment options include mutual funds and collective trust funds managed by Vanguard. These party-in-interest
transactions are exempt from the prohibited transaction rules of ERISA.
Some administrative expenses for the Plan are paid by the Company. The trustee was paid $1,100,712 in administration fees out of plan assets for administering and consulting related to the Plan during the year ended December 31, 2025.
Certain administrative functions are performed by officers or employees of the Company. No such officer or employee receives compensation from the Plan.

(14)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025 AND 2024
AND FOR THE YEAR ENDED DECEMBER 31, 2025

NOTE 8	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500 as of December 31:

	2025	2024
Net Assets Available for Benefits per Financial Statements	$7,389,224,192	$6,439,235,117
Deemed Distributions	(553,900)	(3,752,882)

Net Assets Available for Benefits per Form 5500	$7,388,670,292	$6,435,482,235

The following is reconciliation of the change in net assets per the financial statements to the Form 5500 for the year ended December 31, 2025:

Change in Net Assets Available for Benefits per Financial Statements	$949,989,075
Change in Deemed Distributions	3,198,982

Change in Net Assets Available for Benefits per Form 5500	$953,188,057

Deemed distributions are recognized for Form 5500 reporting but not for financial statement reporting until a full distribution of the Participant’s account balance is made.

(15)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN
E.I.N.
04-1663150
PLAN NO. 007
SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2025

(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost **	Current Value
	Collective Trust Funds:
	Fidelity Managed Income Portfolio II; Class 3	Collective Trust Fund		$479,634,482
	PIMCO Total Return Fund Collective Trust; Class N	Collective Trust Fund		105,710,801
	T. Rowe Price Retirement 2005 Trust; Class F	Collective Trust Fund		6,072,085
	T. Rowe Price Retirement 2010 Trust; Class F	Collective Trust Fund		2,250,399
	T. Rowe Price Retirement 2015 Trust; Class F	Collective Trust Fund		1,743,467
	T. Rowe Price Retirement 2020 Trust; Class F	Collective Trust Fund		20,093,485
	T. Rowe Price Retirement 2025 Trust; Class F	Collective Trust Fund		23,454,848
	T. Rowe Price Retirement 2030 Trust; Class F	Collective Trust Fund		55,215,997
	T. Rowe Price Retirement 2035 Trust; Class F	Collective Trust Fund		13,006,609
	T. Rowe Price Retirement 2040 Trust; Class F	Collective Trust Fund		35,386,896
	T. Rowe Price Retirement 2045 Trust; Class F	Collective Trust Fund		12,507,120
	T. Rowe Price Retirement 2050 Trust; Class F	Collective Trust Fund		22,206,916
	T. Rowe Price Retirement 2055 Trust; Class F	Collective Trust Fund		4,623,196
	T. Rowe Price Retirement 2060 Trust; Class F	Collective Trust Fund		9,850,377
	T. Rowe Price Retirement 2065 Trust; Class F	Collective Trust Fund		4,085,215
*	Vanguard Institutional 500 Index Trust	Collective Trust Fund		915,509,005
*	Vanguard Institutional Extended Market Index Trust	Collective Trust Fund		260,196,489
*	Vanguard Institutional Total Bond Market Index Trust	Collective Trust Fund		79,380,321
*	Vanguard Institutional Total International Stock Market Index Trust	Collective Trust Fund		128,165,223
*	Vanguard Target Retirement 2020 Trust; Class A	Collective Trust Fund		247,521,718
*	Vanguard Target Retirement 2025 Trust; Class A	Collective Trust Fund		544,208,958
*	Vanguard Target Retirement 2030 Trust; Class A	Collective Trust Fund		836,168,488
*	Vanguard Target Retirement 2035 Trust; Class A	Collective Trust Fund		623,296,337
*	Vanguard Target Retirement 2040 Trust; Class A	Collective Trust Fund		468,828,177
*	Vanguard Target Retirement 2045 Trust; Class A	Collective Trust Fund		493,042,730
*	Vanguard Target Retirement 2050 Trust; Class A	Collective Trust Fund		557,862,533
*	Vanguard Target Retirement 2055 Trust; Class A	Collective Trust Fund		418,090,237
*	Vanguard Target Retirement 2060 Trust; Class A	Collective Trust Fund		269,106,816
*	Vanguard Target Retirement 2060 Trust Select	Collective Trust Fund		807
*	Vanguard Target Retirement 2065 Trust; Class A	Collective Trust Fund		86,516,162
*	Vanguard Target Retirement 2070 Trust; Class A	Collective Trust Fund		14,450,421
*	Vanguard Target Retirement Income Trust; Class A	Collective Trust Fund		236,180,474

	Total Collective Trust Funds			6,974,366,789
	Common Stock:
*	National Grid American Depository Receipt (ADR) Fund	Common Stock		262,752,980
	Self-Directed Brokerage Fund:
	Self-Directed Brokerage Fund	Self-Directed Brokerage Fund		50,820,640
*	Participants	Participant Loans Rates from 3.25% to 8.50% ***	—	92,336,123

				$7,380,276,532

*	Indicates party-in-interest
**	Cost omitted for participant-directed accounts
***	Net of deemed loan distributions of $553,900

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